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EXHIBIT 10.15


                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

1.       PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

         The purpose of this 1997 Omnibus Stock Option and Incentive Plan (formerly known as the Amended and Restated 1997 Stock Option and Incentive
Plan) of Gaylord Entertainment Company (the "Plan") is to afford an incentive to officers, directors, key employees, consultants and advisors of Gaylord Entertainment Company (the "Company"), or any Subsidiary (as defined herein) which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, directors, employees, consultants and advisors, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

         It is further intended that options granted by the Compensation or other Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") pursuant to
Section 9 of the Plan; shares of restricted stock ("Restricted Stock") pursuant to Section 10 of the Plan; Deferred Shares of stock pursuant to Section 11 of the Plan; and Performance Shares and Performance Units pursuant to Section 12 of the Plan.

         The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designated so that awards granted hereunder intended to comply with the requirements for "performance-based" compensation under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.       DEFINITIONS.

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

         (b) "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 11 of this Plan.

         (c) "Deferred Shares" means an award pursuant to Section 11 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

         (d) "Disability" shall mean a Grantee's (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.


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         (e) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

         (f) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         (g) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

         (h) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

         (i) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share;
         (vi) sales or revenues; (vii) operating expenses; (viii) cost of capital; (ix) Common Stock price appreciation; and (x) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.


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         (j) "Performance Period" means a period of time established under
         Section 12 of this Plan within which the Performance Goals relating to a Performance Share, Performance Unit, or Deferred Shares are to be achieved.

         (k) "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 12 of this Plan.

         (l) "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 12 of this Plan.

         (m) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

         (n) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

         (o) "Retirement" means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or
         (ii) with the express written consent of the Company on or after attaining age 55.

         (p) "Voting Trust" shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and "Voting Trustees" shall mean the trustees of the Voting Trust.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee, which will be comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") and SARs, the kind of consideration payable (if any) with respect to awards, and the various methods for payment; to determine the Deferral Period, the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance


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Goals and the number of Options, SARs, shares of Restricted Stock, Deferred
Shares, Performance Shares or Performance Units subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.       ELIGIBILITY.

         Directors, officers, key employees, consultants and advisors of the Company or any Subsidiary shall be eligible to receive awards hereunder; provided, however, that only consultants or advisors who have rendered bona fide services to the Company or any Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares or Performance Units to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.       STOCK.

         The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 5,450,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), subject to adjustment as provided in Section 13 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

         If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable


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to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

         The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 500,000, subject to adjustment as provided in Section 13 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the "Distribution Agreement") shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

         (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

         (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 13 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

         (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in any manner that the Committee shall deem appropriate or that the Option Agreement shall provide for, including, in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price, in cash provided through a broker-dealer sale and remittance procedure, approved by the Committee, in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

         (e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten
         (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

         (f) Termination of Employment.


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                  (i) Generally. Except as otherwise provided herein or as
                  determined by the Committee, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously in such service or employ since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee or the service provided to the Company by the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

                  (ii) Death or Disability. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of death, or if the Grantee's employment or service terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

                  (iii) Retirement. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option.

                  (iv) Cause. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates for "Cause" (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

                  (v) Committee Discretion. Notwithstanding the provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment with, or service to, the Company or a Parent or Subsidiary, to the extent permitted by applicable federal and state law.

         (g) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.       NONQUALIFIED STOCK OPTIONS.

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof .


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8.       INCENTIVE STOCK OPTIONS.

         Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof

         (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

         (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.       STOCK APPRECIATION RIGHTS.

         The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

         (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates.

         (b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

         (c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10.      RESTRICTED STOCK.

         The Committee may award shares of Restricted Stock to any eligible employee or director. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply


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with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

         (a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

         (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection
         (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

         (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

         (e) Upon the occurrence of any of the events described in Section 13(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

         (f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11.      DEFERRED SHARES.

         The Committee may authorize grants of Deferred Shares to Grantees upon such terms and conditions as the Committee may determine in accordance with the following provisions:


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         (a) Each grant shall constitute the agreement by the Company to issue or transfer shares of Common Stock to the Grantee in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

         (b) Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the date of grant.

         (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

         (d) During the Deferral Period, the Grantee shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant authorize the payment of dividend equivalents on such shares in cash or additional shares of Common Stock on a current, deferred or contingent basis.

         (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 12 of this Plan regarding Performance Shares and Performance Units.

         (f) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee and containing such terms and provisions as the Committee may determine consistent with this Plan.

12.      PERFORMANCE SHARES AND PERFORMANCE UNITS.

         The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Goals, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

         (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

         (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date of grant and may be subject to earlier termination in the event of a Change in Control (as defined in Section 13(c)) or other similar transaction or event.

         (c) Each grant shall specify the Performance Goals that are to be achieved by the Grantee.

         (d) Each grant may specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such


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         minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

         (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

         (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

         (g) Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

         (h) If provided in the terms of the grant, the Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the Performance Goals or the related minimum acceptable level of achievement.

         (i) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

13.      EFFECT OF CERTAIN CHANGES.

         (a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.

         (b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

                  (i) the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination


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

                  thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

                  (ii) each Option shall terminate as of a date to be fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise all or part of such Option.

         In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 13(b)(i) or 13(b)(ii) above.

         (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control" of the Company):

                  (i) the "beneficial ownership," as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any "person" controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                  (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), any Option, SAR, share of Restricted Stock, Deferred Share, Performance Share, or Performance Unit awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.


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

                  Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof.

         (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         (e) Except as herein before expressly provided in this Section 13, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.      SURRENDER AND EXCHANGES OF AWARDS.

         The Option Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

15.      PERIOD DURING WHICH AWARDS MAY BE GRANTED.

         Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date of the Distribution (as defined in the Distribution Agreement), provided that awards granted prior to such tenth anniversary date may be extended beyond such date.

16.      LIMITS ON TRANSFERABILITY OF AWARDS.

         Awards of Incentive Stock Options (and any SAR related thereto), Deferred Shares, Performance Shares, and Performance Units shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee's lifetime only by the Grantee. Awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution,
(ii) by a Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

17.      EFFECTIVE DATE.


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

         The Plan shall be deemed to have taken effect on October 1, 1997.

18.      AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

         If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award.

19.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify, or amend the Plan without stockholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained.

20.      RIGHTS AS A SHAREHOLDER.

         Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

21.      NO RIGHTS TO SERVICE OR EMPLOYMENT.

         Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's service to or employment by the Company or such Subsidiary. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to provide service to or is in the employ of the Company or any Subsidiary.


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

22.      BENEFICIARY.

         A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

23.      UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

24.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.


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